EXHIBIT 1
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                             JOINT FILING STATEMENT
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          The undersigned acknowledge and agree that the foregoing
statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is accurate.

Dated:  December 30, 1999


                                      RCW Holdings, S.A.R.L.

                                      By:/s/ J.B. Unsworth
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                                      Name: J.B. Unsworth
                                      Title:  Manager


                                      LMR Global Holdings S.A.R.L.

                                      By:/s/ J.B. Unsworth
                                        --------------------------
                                      Name: J.B. Unsworth
                                      Title:  Manager


                                      FRR Investments Limited

                                      By:/s/ J.B. Unsworth
                                        --------------------------
                                      Name: J.B. Unsworth
                                      Title: Director